SECURITIES  AND EXCHANGE  COMMISSION

Washington,  D.C.    20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15 (d) of
The  Securities  Exchange  Act  of  1934

Date of Report (Date of earliest event reported):

March 12, 2004

NMS Communications Corporation
(Exact Name of Registrant as Specified in its Chapter)

Delaware
(State of Incorporation or Organization)

0-23282	04-2814586
(Commission File Number)	(I.R.S. Employer Identification No.)

100 Crossing Boulevard, Framingham, Massachusetts	01760
(Address of Principal Executive Offices)	(Zip Code)

(508) 271-1000
(Registrant’s telephone number, including area code)

Item 5.    OTHER EVENTS AND REGULATION FD DISCLOSURE

On March 12, 2004, NMS Communications Corporation (the “Company”) entered into an underwriting agreement with First Albany Capital Inc., Raymond James & Associates, Inc. and America’s Growth Capital, LLC (the “Underwriters”) relating to the sale of 8,000,000 shares of the Company’s common stock to the Underwriters at a purchase price of $5.434 per share.  The initial price to the public was $5.750 per share.  The offering of the shares was made by means of a prospectus.  The prospectus, which consists of a prospectus supplement and a base prospectus, has been filed with the Securities and Exchange Commission.  Attached as Exhibit 99.1 hereto is a copy of the press release announcing the offering.  Attached as Exhibit 1.1 hereto is the underwriting agreement by and among the Company and the Underwriters.  Attached as Exhibit 5.1 hereto is the opinion of Choate, Hall & Stewart, relating to the legality of the shares to be issued.

Item 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)           Exhibits

1.1                                 Underwriting Agreement dated as of March 12, 2004 by and among NMS Communications Corporation and First Albany Capital Inc., Raymond James & Associates, Inc. and America’s Growth Capital, LLC

5.1                                 Opinion of Choate, Hall & Stewart

99.1                           Press Release dated March 12, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

NMS Communications Corporation

March 12, 2004	By:	/s/ William B. Gerraughty, Jr.
William B. Gerraughty, Jr.
Senior Vice President of Finance and Operations,
Chief Financial Officer and Treasurer